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                                                                    Exhibit 16.2


April 13, 2006


U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the statements made by Ivivi Technologies, Inc. in the last two paragraphs under the caption "Experts" (copy attached) included in the Registration Statement of Ivivi Technologies, Inc. (Amendment No. 3 to Form SB-2, Registration No. 333-122768) to be filed with the Securities and Exchange Commission on or about April 14, 2006. We agree with the statements concerning our Firm included in that paragraph.



Very truly yours,



/s/ J.H. Cohn LLP